Registration No. 333-_______________

      As filed with the Securities and Exchange Commission on June 23, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
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                                eDiets.com, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware                               65-0687110
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization             Identification Number)

       3467 W. Hillsboro Boulevard                     (954) 360-9022
     Deerfield Beach, Florida 33442             (Telephone number, including
    (Address, including zip code, of             area code, of registrant's
registrant's principal executive offices)       principal executive offices)

                     eDiets.com, Inc. STOCK OPTION PLAN AND
                VARIOUS OTHER INDIVIDUAL STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                    David R. Humble, Chief Executive Officer
                                eDiets.com, Inc.
                           3467 W. Hillsboro Boulevard
                         Deerfield Beach, Florida 33442
                                 (954) 360-9022
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Mark A. Pachman
                             Nason, Yeager, Gerson,
                               White & Lioce, P.A.
                   1645 Palm Beach Lakes Boulevard, Suite 1200
                         West Palm Beach, Florida 33401
                                 (561) 686-3307

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
                         CALCULATION OF REGISTRATION FEE

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                                                                  Proposed            Proposed
 Title of each class of securities to be     Amount to be         maximum              maximum        Amount of
               registered                   registered (1)     offering price         aggregate        registration
                                                               per share (2)     offering price (2)         fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share,(3)                              1,830,000             $2.00            $3,660,000.00         $966.24

Common Stock, par value $.001
per share,(4)                                 32,500            $1.425               $46,312.50          $12.23

Common Stock, par value $.001
per share,(5)                                505,708              $.01                $5,057.08           $1.34
                                                                                                          =====
                 TOTAL                                                                                  $979.81

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(1)      This Registration Statement includes any additional shares of the registrant's common stock that may be issued pursuant to antidilution provisions contained in the plan and agreements.

(2) Pursuant to Rule 457(g), the registration fee was calculated by using the exercise price of the options.

(3) Represents the number of shares to be registered under registrant's Stock Option Plan.

(4) Represents shares to be registered under a stock option agreement with one of the Company's directors.

(5) Represents shares to be registered under several miscellaneous stock option agreements.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by eDiets.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this registration statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (i) The Company's prospectus dated May 12, 2000 filed pursuant to Rule 424(b) of the Securities Act of 1933, included as part of the Company's Registration Statement on Form SB-2 (file No. 333-93971).

         (ii) All other reports filed since December 31, 1999 by the Company pursuant to Section 13(a) or 15(b) of the Securities Act of 1934, as amended.

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         (iii) The description of the Company's Common Stock, par value $.001, contained in the Company's Registration Statement on Form 8-A which was declared effective on May 12, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Restated Certificate of Incorporation of the Company provides for indemnification of its officers and directors to the full extent authorized by law. The Company is also a party to indemnification agreements with each of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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

                           i. to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           ii. to reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           iii. to include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield Beach, State of Florida, on the 23rd day of June, 2000.

                                     eDiets.com, Inc.

                                     By: /s/ David R. Humble
                                         ------------------------
                                          David R. Humble
                                          Chief Executive Officer

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                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints David R. Humble, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including this capacity as a director and/or officer of eDiets.com, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 23rd day of June, 2000.

SIGNATURE                                   TITLE                                                DATE

/s/ David R. Humble
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David R. Humble                             Chairman of the Board, Chief Executive Officer
                                            (Principal Executive Officer)                        June 23, 2000

/s/ Robert T. Hamilton
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Robert T. Hamilton                          Chief Financial Officer (Principal Financial         June 23, 2000
                                            Accounting Officer)

/s/ Isaac Kier
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Isaac Kier                                  Director                                             June 23, 2000

/s/ Matthew Gohd
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Matthew Gohd                                Director                                             June 23, 2000


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Bruce Yaffe, M.D.                           Director                                             June __, 2000

/s/ James M. Meyer
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James M. Meyer                              Director                                             June 23, 2000

/s/ Cary S. Fitchey
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Cary S. Fitchey                             Director                                             June 23, 2000

/s/ Lee S. Isgur
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Lee S. Isgur                                Director                                             June 23, 2000

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                                  EXHIBIT INDEX

   Exhibit
    Number                              Description of Exhibit
   -------                              ----------------------
     4.1        Restated Certificate of Incorporation of eDiets.com, Inc. (1)

     4.2        By-Laws of eDiets.com, Inc.,  (1)

     4.3        Stock Option Plan  (1)

     4.4        Isaac Kier Stock Option Agreement

     4.5        Steven Johnson Stock Option Agreements

     4.6        Donna DeCunzo Stock Option Agreements

     4.7        Christine Brown Stock Option Agreement

     4.8        Scott Yardley Stock Option Agreement

     4.9        Roshelle Jones Stock Option Agreement

     4.10       Gina McGinnis Stock Option Agreement

      5         Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

     23.1       Consent of Ernst & Young LLP - eDiets.com, Inc.

     23.2       Consent of Ernst & Young LLP - Olas, Inc.

     23.3 Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (contained in Exhibit 5 hereto)

      24        Powers of Attorney (contained on the signature page hereto)

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(1)      Incorporated by reference from the registrant's Registration Statement on Form SB-2 (No. 333-93971) originally filed with the Securities and Exchange Commission on December 30, 1999.